UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007
QualMark Corporation

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-90138	84-1232688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4580 Florence Street, Denver, Colorado	80238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 254-8800

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Partners for Growth Loan Agreement
In order to refinance its commercial debt, Qualmark Corporation (“Qualmark” or the “Company”) entered into a Loan and Security Agreement on February 20, 2007 with Partners for Growth, L.P. (“Loan Agreement”). Partners for Growth (“PFG”) is a private investment partnership, located in San Francisco, California, providing custom debt financings for emerging growth technology and life sciences company. Its largest limited partner is Silicon Valley Bank. There is no material relationship between Qualmark or any of its affiliates and any of the parties to this transaction.
The Loan Agreement provides for a term loan in the amount of $500,000 to be disbursed in its entirety on February 21, 2007, in which the funds will be used to pay off a portion of the Company’s existing outstanding commercial bank debt. The Loan Agreement is a thirty three month, interest only, convertible subordinated debt agreement, subordinate to the claims of Silicon Valley Bank. The loan shall bear interest at a rate of 8% per annum and will be payable in kind. The conversion provisions of the Loan Agreement permit PFG to convert the initial advance into the common stock of Qualmark at a price of $1.50 per share at any time prior to the maturity date. The shares to be issued pursuant to the exercise of an option to convert will have piggyback registration rights.
Item 2.03 Creation of a Direct Financial Obligation
The information disclosed in Item 1.01 with respect to the Loan Agreement above is incorporated herein by reference. To secure the payment and performance of the Loan Agreement, Qualmark has granted PFG a security interest in substantially all of its assets.
* * *
Qualmark may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, business prospects, anticipated expense levels and financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Qualmark’s beliefs regarding future performance, which are inherently uncertain. There are a variety of factors, many of which are beyond Qualmark’s control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility, actions and initiatives taken by both current and potential competitors, general economic conditions, the effect of current, pending and future legislation, regulation and regulatory actions, and the other risks detailed in Qualmark’s Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Qualmark does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should, however, consult any further disclosures Qualmark may make in its reports on Form 10-KSB, Form 10-QSB and Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALMARK CORPORATION (Registrant)
By:	/s/ Anthony Scalese
Anthony Scalese
Corporate Secretary

Date: February 23, 2007